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                                                               Exhibit 23(A)




                    LETTERHEAD OF COOPERS & LYBRAND L.L.P.



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-2 of The Travelers Insurance Company of our report dated January 24, 1994, on our audit of the consolidated statements of operations and retained earnings and cash flows of The Travelers Insurance Company and Subsidiaries for the year ended December 31, 1993. We also consent to the Reference to our Firm as experts in accounting and auditing under the caption "Independent Accountants".


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
August 26, 1996